                                                                      EXHIBIT 21

                    SUBSIDIARIES OF NORTHEAST SAVINGS, F.A.

      Connecticut Realty Corp.                        Rhode Island
      Connecticut Realty Corp. II                     Rhode Island
      Connecticut Realty Corp. III                    Rhode Island
      Connecticut Realty Corp. IV                     Rhode Island
      Connecticut Realty Corp. V                      Rhode Island
      Family Security Corporation                     New York
      First Service Corporation of New England, Inc.  Massachusetts
      First Service Insurance Agency, Incorporated    Massachusetts
      Hillshire House, Incorporated                   Connecticut
      NEMAC Escrow Corp.                              Connecticut
      NEMAC, INC.                                     Connecticut
      NEMAC II, Inc.                                  Connecticut
      NFRC I, Inc.                                    Connecticut
      NFRC II, Inc.                                   Connecticut
      NFRC III, Inc.                                  Connecticut
      NFRC IV, Inc.                                   Connecticut
      NFRC V, Inc.                                    Connecticut
      NFRC VI, Inc.                                   Connecticut
      NFRC VII, Inc.                                  Connecticut
      NFRC VIII, Inc.                                 Connecticut
      NFRC IX, Inc.                                   Connecticut
      NFRC X, Inc.                                    Connecticut
      Northeast Charleston Corp.                      Connecticut
      Northeast Custody Corp.                         California
      Northeast Federal Realty Corp.                  Connecticut
      Northeast New Britain Corp.                     Connecticut
      Nutmeg Realty Corp.                             Rhode Island
      Real Estate Referral, Inc.                      Connecticut


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